UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF l934

ELECTROCORE, LLC*

(Exact name of Registrant as specified in its charter)

Delaware	20-345-4976
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Allen Road, Suite 201 Basking Ridge, New Jersey 07920
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-225084

Securities to be registered pursuant to Section 12(g) of the Act: None

* ElectroCore, LLC, a limited liability company organized under the laws of Delaware, is the registrant filing this Registration Statement with the Securities and Exchange Commission. Prior to the listing on The Nasdaq Stock Market LLC, ElectroCore, LLC will be converted into a corporation organized under the laws of Delaware, pursuant to the Delaware Limited Liability Company Act and the General Corporation Law of the State of Delaware and renamed ElectroCore, Inc. The Common Stock to be listed on The Nasdaq Stock Market LLC and referred to herein are securities of ElectroCore, Inc.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share of ElectroCore, Inc. that is being registered hereunder by ElectroCore, LLC (the “Registrant”), as set forth under the heading “Description of Capital Stock” contained in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-225084), originally filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2018, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 18, 2018

ELECTROCORE, LLC

By:	/s/ Francis R. Amato
Francis R. Amato
Title:	Chief Executive Officer